Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Hanover Equipment Trust 2001B (the “Trust”) for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Vanaskey, Jr., Vice President of Wilmington Trust Company, the trustee for the Trust, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: May 14, 2004

/s/ DAVID A. VANASKEY, JR.

Name:	David A. Vanaskey, Jr.
Title:	Vice President of Wilmington Trust Company (Trustee)

A signed original of this written statement required by Section 906 has been provided to Hanover Equipment Trust 2001B and will be retained by Hanover Equipment Trust 2001B and furnished to the Securities and Exchange Commission or its staff upon request.